EXHIBIT 10.16

SEPARATION BENEFIT AGREEMENT

     THIS SEPARATION BENEFIT AGREEMENT (this "Agreement"), is entered into as of March 29 , 2010, by and among Exopack, LLC, a Delaware corporation (the "Company"), CPG Finance, Inc., a Delaware corporation and ultimate parent of the Company ("Parent"), and Scott Ross (the "Employee").

     WHEREAS, in consideration of the Employee's performance of the covenants and agreements of the Employee contained herein, the Company and Parent wish to provide the Employee with a continuing right to receive a separation benefit from Parent in the circumstances, upon the terms, and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Separation Benefits .

     (a) In consideration of the Employee's performance of the covenants and agreements set forth herein (including, without limitation, those contained in Section 2 hereof), Parent agrees to pay the Employee an amount equal to one (1) year of his then-existing base salary (minus applicable withholdings and payroll taxes), payable in equal installments over a one-year period in accordance with Parent's normal payroll practices, in the event that:

     (i) the Employee's employment with Parent or any of its subsidiaries (including the Company) is terminated by Parent or any such subsidiary (including the Company) without Cause (as hereinafter defined); or

     (ii) the Employee resigns from employment with Parent or any of its subsidiaries (including the Company) at any time during the period commencing the date of a Change of Control (as hereinafter defined) of Parent and ending one-hundred-eighty (180) days after a Change of Control of Parent, as the result of Parent or any of its subsidiaries (including the Company) failing to retain the Employee in the same or similar position to that which he occupied immediately prior to such Change of Control and at the same or similar base compensation to that which he enjoyed immediately prior to such Change of Control.

     (b) If the Employee's employment with Parent or any of its subsidiaries is terminated as contemplated by Section 1(a) of this Agreement, then in addition to the salary continuation benefit provided in Section 1(a), Parent agrees to pay the Employee an amount equal to the bonus that would have been earned by the Employee for the year in which the Employee's employment with Parent or any of its subsidiaries is so terminated, prorated for the portion of such year during which the Employee remained employed with Parent or such subsidiary to and including the earlier of (i) the date of termination of the Employee’s employment with Parent or such subsidiary (in the case of a termination contemplated by Section 1(a)(i) of this Agreement) or (ii) the date on which the Employee is provided with notice or otherwise becomes aware of Parent or such subsidiary’s failure so to retain the Employee (in the case of a termination contemplated by Section 1(a)(ii) of this Agreement), such bonus payment to be made at substantially the same time and in substantially the same manner (and minus applicable withholdings and payroll taxes) as Parent's normal payroll practices in respect of the payment of similar bonuses. For purposes of this Section 1(b), the prorated amount of any bonus shall be determined to be a fraction, the numerator of which is the number of days in the fiscal year ending on the date of termination or resignation under Section 1(b)(i) or (ii) (as applicable), and the denominator of which is 365.

(c) For the purposes of this Agreement:

     (i) "Cause" means (A) conviction of the Employee of any felony, or the conviction of the Employee of a misdemeanor which involves moral turpitude, or the entry by the Employee of a plea of guilty or nolo contendere with respect to any of the foregoing, (B) the commission of any act or failure to act by the Employee that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to Parent, the Company or any of their respective subsidiaries or affiliates, whether financially or otherwise, (C) any violation by the Employee of any rule or policy of Parent, the Company or any of their respective subsidiaries or affiliates, (D) any violation by the Employee of the requirements of any other contract or agreement between Parent, the Company or any of their respective subsidiaries or affiliates, on the one hand, and the Employee, on the other hand, and the failure of the Employee to cure such violation under this subsection (D) within ten (10) days after receipt of written notice from Parent, the Company, or any of such subsidiaries or affiliates, or (E) any failure by the Employee to abide by any directive of the Board of Directors of Parent or the Company or an officer of Parent or the Company to whom the Employee reports; in each case, with respect to subsections (A) through (E), as determined in good faith by the Board of Directors of Parent or the Company in the exercise of its reasonable business judgment; and

     (ii) "Change of Control" means (A) any consolidation, merger or other transaction in which Parent is not the surviving entity or which results in the acquisition of all or substantially all of Parent's outstanding shares of common stock by a single person or entity or by a group of persons or entities acting in concert or (B) any sale or transfer of all or substantially all of Parent's assets, in either of clauses (A) or (B) in a transaction primarily for cash; provided, however, that the term "Change of Control" shall not include transactions either (x) with affiliates of Parent or any of its subsidiaries (including the Company) or of Sun Capital Partners, Inc. ("Sun") (as determined by the Board of Directors of Parent in its sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun or its affiliates.

2. Covenants.

     (a) During the Employee's service as an employee of Parent or any of its subsidiaries and for the period ending on the later of (i) one-year thereafter, and (ii) the date of payment of the final installment of separation benefit pursuant to Section 1 of this Agreement, the Employee shall not, to the detriment of Parent or any of its subsidiaries (including the Company), directly or indirectly, for the Employee or on behalf of any other person, firm or entity, solicit or otherwise attempt to take away any supplier, vendor, or customer of Sun, Parent or any of their respective affiliates who the Employee solicited or did business with on behalf of Parent or any of its subsidiaries (including the Company).

     (b) During the Employee's service as an employee of Parent or its subsidiaries and for the period ending on the later of (i) one-year thereafter, and (ii) the date of payment of the final installment of separation benefit pursuant to Section 1 of this Agreement, the Employee shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in any activity which competes directly or indirectly with any business of Parent or its subsidiary or parent companies (collectively, the "Company Business") anywhere in the United States of America or any other country in which the Company Business was conducted or related sales were effected during the preceding two years. THIS PARAGRAPH WILL NOT APPLY AND WILL NOT BE ENFORCED BY PARENT WITH RESPECT TO POST-TERMINATION ACTIVITY

BY THE EMPLOYEE THAT OCCURS IN CALIFORNIA OR IN ANY OTHER STATE IN WHICH THIS PROHIBITION IS NOT ENFORCEABLE UNDER APPLICABLE LAW.

3. Notices. For the purpose of this Agreement, any notice or demand hereunder to or upon any party hereto required or permitted to be given or made shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telefax, telex or similar electronic means, provided, that a written copy thereof is sent on the same day by postage paid first-class, certified or registered mail, to such party at the following address:

In the case of the Employee, to him at:
__________________________
__________________________
__________________________
Telecopy:	___.___.___.

or at the last known address of the Employee contained in the personnel records of Parent or the Company.

In the case of Parent, to it at:

CPG Finance, Inc.
c/o Exopack, LLC
3070 Southport Road
Spartanburg, SC 29302
Attention: Jack Knott
Telecopy: 864.596.7175

with a copy to:

Morgan, Lewis & Bockius LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219
Attention: David A. Gerson, Esq.
Telecopy: 412.560.7001

In the case of the Company, to it at:

Exopack, LLC
3070 Southport Road
Spartanburg, SC 29302
Attention: President and CEO
Telecopy: 864.596.7175

with a copy to:

Morgan, Lewis & Bockius LLP
One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219
Attention: David A. Gerson, Esq.
Telecopy: 412.560.7001

4. Severability; Assignment .

     (a) If any portion of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such portion shall be deemed deleted as though it had never been included herein, but the remainder of this Agreement shall remain in full force and effect.

     (b) This Agreement shall not be assignable by the Employee without the consent of both Parent and the Company; provided, however , that either Parent or the Company may assign its rights and obligations under this Agreement (including, without limitation, the right to enforce the covenants set forth in Section 2 of this Agreement) without consent of the Employee in the event that either Parent or the Company shall effect a reorganization or consolidate or merge with, sell all or substantially all of its equity or assets to, or enter into any other transaction with, any other entity.

5. Waiver of Trial By Jury. EACH OF THE PARTIES TO THIS AGREEMENT

IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE MATTERS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

6. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

7. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon Parent and the Company and their respective successors and permitted assigns. This Agreement shall also inure to the benefit of and be binding upon the Employee, his executors, administrators and heirs.

8. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware, without regard to any of the conflicts of laws or choice of law provisions thereof that would compel the application of the substantive laws of another jurisdiction.

9. No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any person (other than, in the case of Parent and the Company, their respective subsidiaries and affiliates) or as otherwise provided in this Agreement.

10. Entire Agreement. This Agreement supersedes all prior employment or other agreements, negotiations or understandings of any kind with respect to the subject matter hereof, other than the Grant Agreement dated December 12, 2005 between Parent and the Employee and the Grant Agreement dated February 20, 2007 between Parent and the Employee (except to the extent that such agreements conflict with this Agreement) and contains the entire understanding between the parties hereto with respect to the subject matter hereof.

11. Headings. The headings contained in this Agreement are included for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

12. Compliance with Section 409A. This Agreement is intended to comply with the provisions of Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). Parent may make any changes to this Agreement it determines in its sole discretion are necessary to comply with the provisions of Code Section 409A and any final, proposed, or temporary regulations or any other guidance issued thereunder without the consent of Employee (including, without limitation, delaying the payment or commencement of payments contemplated herein to the extent required under Code Section 409A(a)(2)(B)(i)).

13. Amendments. No modification, termination or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the same is sought to be enforced.

14. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EMPLOYEE

/s/ Scott Ross
Scott Ross

EXOPACK, LLC

By:	/s/ Jack Knott
	Name:	Jack Knott
	Title:	President and Chief Executive Officer

CPG FINANCE, INC.

By:	/s/ Jack Knott
	Name:	Jack Knott
	Title:	President and Chief Executive Officer

[Signature Page to Separation Benefit Agreement]